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                                                                Exhibit 10.22

July 28, 2005


Michael T. Flavin, Ph.D.
8817 Royal Swan Lane
Darien, IL 60561

Dear Dr. Flavin:

This Letter of Commitment shall serve to restructure the term of repayment of all of the principal and interest outstanding as of the date of this Letter of Commitment provided by Michael T. Flavin, Ph.D. to Advanced Life
Sciences, Inc. (the "Flavin Debt").

The effectiveness of this Letter of Commitment shall be contingent upon the successful Initial Public Offering of Advanced Life Sciences Holdings,
Inc. (the "IPO").

     - TERM- Subject to the terms of any subordination agreement, the Flavin Debt is hereby restructured to become due and payable in one lump sum on December 31, 2007.

     - ALL OTHER TERMS (collateral, interest rate, covenants, subordination, prepayment, etc.)- all other terms shall remain substantially the same as the terms agreed to in that certain Promissory Note executed by the parties on September 1, 2001.

If this Letter of Commitment is acceptable to you, please indicate your approval by signing in the space provided below.


Sincerely,


/s/ Michael T. Flavin
R. Richard Wieland II
Executive Vice President and Chief
Financial Officer


/s/ Michael T. Flavin
-----------------------------------
Michael T. Flavin, Ph.D.